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                                                                  EXECUTION COPY

                                    AMENDMENT No. 4 entered into as of September
                           8, 1999 (this "AMENDMENT"), to the Credit Agreement dated as of February 12, 1998 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Magellan Health Services, Inc., a Delaware corporation (the "PARENT BORROWER"); Charter Behavioral Health System of New Mexico, Inc., a New Mexico corporation; Merit Behavioral Care Corporation, a Delaware corporation; each other wholly owned domestic subsidiary of the Parent Borrower that becomes a "Subsidiary Borrower" pursuant to Section 2.23 of the Credit Agreement (each, a "SUBSIDIARY BORROWER" and, collectively, the "SUBSIDIARY BORROWERS" (such term is used herein as modified in Article I of the Credit Agreement); the Parent Borrower and the Subsidiary Borrowers are collectively referred to herein as the "BORROWERS"); the Lenders (as defined in Article I of the Credit Agreement); The Chase Manhattan Bank, a New York banking corporation, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the Lenders, as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Lenders and as an issuing bank (in such capacity, an "ISSUING BANK"); First Union National Bank, a national banking corporation, as syndication agent (in such capacity, the "SYNDICATION AGENT") for the Lenders and as an issuing bank (in such capacity, an "ISSUING BANK"); and Credit Lyonnais New York Branch, a licensed branch of a bank organized and existing under the laws of the Republic of France, as documentation agent (in such capacity, the "DOCUMENTATION AGENT") for the Lenders and as an issuing bank (in such capacity, an "ISSUING BANK" and, together with The Chase Manhattan Bank and First Union National Bank, each in its capacity as an issuing bank, the "ISSUING BANKS").

                  A. The Lenders and the Issuing Banks have extended credit to the Borrowers, and have agreed to extend credit to the Borrowers, in each case pursuant to the terms and subject to the conditions set forth in the Credit Agreement.

                  B. The Parent Borrower has advised the Lenders that it and the Subsidiaries intend to reduce their ownership interest in, and restructure their relationships with, CBHS and its subsidiaries and that, accordingly, they intend to effect the CBHS-Magellan Transactions.

                  C. The Borrowers have requested that the Required Lenders amend certain provisions of the Credit Agreement in connection with the transactions described in the preceding paragraph B, and the Required Lenders are willing so to amend such provisions of the Credit Agreement, on the terms and subject to the conditions set forth in this Amendment.

                  D. Capitalized terms used but not defined herein have the meanings assigned


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                                                                               2

to them in the Credit Agreement (as amended hereby).

                  Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. AMENDMENTS TO SECTION 1.01. (a) Section 1.01 of the Credit Agreement is hereby amended to add the defined term "CBHS-Magellan Letter Agreement" in the appropriate alphabetical order, to read in its entirety as follows:

                  ""CBHS-MAGELLAN LETTER AGREEMENT" shall mean the Letter Agreement dated August 10, 1999, among CBHS, Crescent, Crescent Affiliate and the Parent Borrower, as the same may be amended or waived from time to time, PROVIDED that any such amendments or waivers are either (a) not adverse to the Lenders in any material respect or (b) have been approved in writing by the Required Lenders."

                  (b) Section 1.01 of the Credit Agreement is hereby amended to add the defined term "CBHS-Magellan Transaction Agreements" in the appropriate alphabetical order, to read in its entirety as follows:

                  ""CBHS-MAGELLAN TRANSACTION AGREEMENTS" shall mean the agreements, to be entered into pursuant to the CBHS-Magellan Letter Agreement, among CBHS, Crescent, Crescent Affiliate and the Parent Borrower (and their respective relevant subsidiaries) as more particularly described on Schedule 1 hereto, together with such other agreements among such parties as may be necessary or appropriate to effect the transactions contemplated by the CBHS-Magellan Letter Agreement, all such agreements to contain terms and conditions consistent with, and necessary to effect, the CBHS-Magellan Transactions, and as such CBHS-Magellan Transaction Agreements may be supplemented, amended or waived from time to time, PROVIDED that any such supplements, amendments or waivers are either
                  (a) not adverse to the Lenders in any material respect or (b) have been approved in writing by the Required Lenders."

                  (c) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of the term "Permitted CBHS Sale" in its entirety and restating it to read as follows:

                  ""PERMITTED CBHS SALE" shall mean the redemption by CBHS in accordance with the CBHS-Magellan Transaction Agreements and the Operating Agreement of (a) a 40% common membership interest in CBHS that is owned, directly or indirectly, by the Parent Borrower and (b) all the preferred membership interests in CBHS that are owned, directly or indirectly, by the


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                  Parent Borrower, in each case held pursuant to the Operating
                  Agreement."

                  (d) Section 1.01 of the Credit Agreement is hereby amended to add the defined term "Charter Heights JV" in the appropriate alphabetical order, to read in its entirety as follows:

                  "CHARTER HEIGHTS JV" means the CBHS Joint Venture described in clause (a) of the definition of that term."

                  (e) Section 1.01 of the Credit Agreement is hereby amended to add the defined term "Permitted CBHS-Magellan Transfers" in the appropriate alphabetical order, to read in its entirety as follows:

                  ""PERMITTED CBHS-MAGELLAN TRANSFERS" shall mean the sales, transfers and other dispositions to CBHS and its subsidiaries of the assets set forth on Schedule 6.05 on the basis set out in the CBHS-Magellan Letter Agreement and in accordance with the terms and conditions of the CBHS-Magellan Transaction Agreements."

                  (f) Section 1.01 of the Credit Agreement is hereby amended to add the defined term "CBHS-Magellan Transactions" in the appropriate alphabetic order, to read in its entirety as follows:

                  ""CBHS-MAGELLAN TRANSACTIONS" shall mean the Permitted CBHS Sale, the Permitted CBHS-Magellan Transfers, and the other releases, indemnifications, assumptions and forgiveness of liabilities, and other transactions, contemplated by the CBHS-Magellan Letter Agreement."

                  (g) Section 1.01 of the Credit Agreement is hereby amended to delete the text "any Permitted CBHS Sale" in clause (b)(vi) of the definition of "Consolidated EBITDA" and replace it with the text "the CBHS-Magellan Transactions".

                  (h) Section 1.01 of the Credit Agreement is hereby amended by adding a new clause (b)(v) to the definition of the term "Consolidated Net Income" to read in its entirety as follows:

                  ", (v) the gain, income, loss or charge (including the establishment of any reserves reasonably determined by the Parent Borrower) attributable to any (a) write-downs, write-offs or charges in such period in respect of the Parent Borrower's investment in any CBHS Joint Venture as a result of any CBHS Joint Venture Sale or otherwise in connection with the Parent Borrower's exit from the healthcare provider and healthcare franchising businesses or (b) reversal or other reduction in such period of any write-downs, write-offs or charges referred to in clause (v)(a), PROVIDED that the amount of all such


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                  losses or charges referenced in this clause (v) shall not
                  exceed in the aggregate for all periods, on an after tax basis, $48,000,000 minus the amount of any reversal or other reduction of any loss or charge referred to in this clause (v)."

                  (i) Section 1.01 of the Credit Agreement is hereby amended by adding a new clause (b)(vi) to the definition of the term "Consolidated Net Income" (as amended hereby) to read in its entirety as follows:

                  "and (vi) the gain, income, loss or charge (including the establishment of any reserves reasonably determined by the Parent Borrower and without duplicating any gain, income, loss or charge that has already been recognized pursuant to clause (v)) in such period attributable to any (a) write-downs, write-offs, losses or charges in such period as a result of the CBHS-Magellan Transactions or (b) reversal or other reduction in such period of any write-downs, write-offs, losses or charges referred to in clause (vi)(a), PROVIDED that the amount of all such losses or charges referenced in this clause (vi) shall not exceed in the aggregate for all periods, on an after tax basis, $48,000,000 minus the sum of (x) the amount of any reversal or other reduction of any loss or charge referred to in this clause (vi) and (y) the aggregate amount of the loss or charge excluded from the determination of Consolidated Net Income pursuant to clause (v)(a) hereof."

                  (j) Section 1.01 of the Credit Agreement is hereby amended by adding to the definition of the term "Excess Cash Flow" as follows:

                  (i) adding the text "(excluding the amount of any decrease in Consolidated Working Capital arising solely from (x) an Asset Sale or (y) the deconsolidation of certain joint ventures on October 1, 1998, as previously disclosed in the Parent Borrower's Annual Report on Form 10-K that was publicly filed with respect to the fiscal year ended September 30, 1998)" to clause (a)(iii) of the definition of that term, after the text "during such fiscal year"; and

                  (ii) adding the text "the CBHS-Magellan Transactions," to clause (b)(iii) of the definition of that term, after the text "in respect of" in that clause.

                  (k) Section 1.01 of the Credit Agreement is hereby amended by deleting all the text after the text "100,000,000" in clause (e)(ii) of the definition of the term "Permitted Acquisitions".

                  (l) Section 1.01 of the Credit Agreement is hereby amended by deleting the


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text "(including as a result of any material impairment of the Parent Borrower's rights or benefits under the Franchise Agreement)" from the definition of the term "Material Adverse Effect".

                  SECTION 2. AMENDMENT TO SECTION 2.13(a): The Lenders hereby amend Section 2.13(a) of the Credit Agreement by adding the following new clause
(iii) at the end of that Section:

                  "or (iii) in respect of a sale or transfer of any of the CBHS Joint Ventures described in clauses (b), (c), (d), (e) and (f) of the definition of that term, as contemplated by the CBHS-Magellan Transactions, to the extent the Net Cash Proceeds received from such sale or transfer are required to be paid to CBHS or its subsidiaries pursuant to the terms of the CBHS-Magellan Transaction Agreements."

                  SECTION 3. AMENDMENTS TO SECTION 6.01. The Lenders hereby amend Section 6.01 by adding the following new paragraph (cc) after the existing paragraph (c):

                  "(cc) the unsecured obligations of the Parent Borrower to pay to CBHS and its subsidiaries an aggregate amount not to exceed $2,000,000 under the CBHS- Magellan Transaction Agreements, as more particularly described in paragraph III.a.9 of Addendum A to the CBHS-Magellan Letter Agreement."

                  SECTION 4. AMENDMENTS TO SECTION 6.05. (a) The Lenders hereby amend Section 6.05 of the Credit Agreement by deleting the text "(other than the GPA Sale and each CBHS Joint Venture Sale)" after the text "Asset Sale" in the third line of that Section and replacing it with "(other than the GPA Sale, each CBHS Joint Venture Sale, the Permitted CBHS Sale and each Permitted CBHS-Magellan Transfer)".

                  (b) The Lenders hereby amend Section 6.05(c) of the Credit Agreement by deleting it in its entirety.

                  SECTION 5. AMENDMENT TO SECTION 6.06(b). The Lenders hereby amend Section 6.06(b) of the Credit Agreement to add the following new paragraph "(H)" in the appropriate alphabetical order to read in its entirety as follows:


                  "(H) imposed in respect of Charter Medical of Puerto Rico, Inc. or Charter Behavioral Health of Puerto Rico, Inc. pursuant to the CBHS-Magellan Transaction Agreements in connection with the transactions described in clause 4 of Schedule 6.05 hereto."

                  SECTION 6. AMENDMENT TO SECTION 6.14: The Lenders hereby amend
Section 6.14 of the Credit Agreement by adding the following proviso to the end of that


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Section:

                  "(collectively, the "Required Minimum Consolidated Net Worth"), PROVIDED that (a) in the event of any write-downs, write-offs or charges in respect of the Parent Borrower's investments in any CBHS Joint Venture as a result of any CBHS Joint Venture Sale or otherwise in connection with the Parent Borrower's exit from the healthcare provider and healthcare franchising businesses, the amount of the Required Minimum Consolidated Net Worth shall be reduced by an amount equal to the reduction in stockholders' equity of the Parent Borrower and the Subsidiaries, as determined in accordance with GAAP, resulting from such write-downs, write-offs or charges (including the establishment of any reserves reasonably determined by the Parent Borrower and excluding any such reduction in stockholders' equity that is attributable to any such write-downs, write-offs or charges that are reversed or reduced for any reason), and PROVIDED FURTHER that such reduction shall not exceed, on an after tax basis, $48,000,000 minus the amount of any reduction in stockholders' equity that is attributable to any such write-downs, write-offs or charges that are reversed or reduced for any reason."

                  SECTION 7. AMENDMENT TO SECTION 6.14: The Lenders hereby amend
Section 6.14 of the Credit Agreement by adding the following proviso to the end of that Section (as amended hereby):

                  ", and (b) in the event of the CBHS-Magellan Transactions, the amount of the Required Minimum Consolidated Net Worth shall be further reduced (but without duplicating any reduction that has already been made pursuant to clause (a)) by an amount equal to the reduction in stockholders' equity of the Parent Borrower and the Subsidiaries, as determined in accordance with GAAP, resulting from any losses or charges arising from such CBHS-Magellan Transactions (including the establishment of any reserves reasonably determined by the Parent Borrower and excluding any such reduction in stockholders' equity that is attributable to any such losses or charges that are reversed or reduced for any reason), and provided further that such reduction shall not exceed, on an after tax basis, $48,000,000 minus the sum of (x) the amount of any reduction in stockholders' equity that is attributable to any losses or charges arising from such CBHS-Magellan Transactions that are reversed or reduced for any reason and (y) the reduction in the Required Minimum Consolidated Net Worth pursuant to clause
                  (a)."

                  SECTION 8. AMENDMENT TO SCHEDULE 1.01(d): The Lenders hereby amend Schedule 1.01(d) by deleting it in its entirety and replacing it with a new Schedule 1.01(d) in


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the form of Schedule 3 hereto.

                  SECTION 9. ADDITION OF SCHEDULE 6.05. The Lenders hereby amend the Credit Agreement by adding a new Schedule 6.05 in the form of Schedule 2 hereto.

                  SECTION 10. TIMING OF TRANSACTIONS. The Lenders agree that, for all purposes in the Credit Agreement, the Permitted CBHS Sale shall be deemed to occur prior to all the other CBHS-Magellan Transactions.

                  SECTION 11. REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants to the Administrative Agent and to each of the Lenders that:

                  (a) This Amendment has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of each Loan Party hereto, enforceable against such Loan Party party in accordance with its terms.

                  (b) After giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) On the date hereof and immediately after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

                  SECTION 12. AMENDMENT FEE. In consideration of the agreements of the Lenders contained in this Amendment, the Parent Borrower agrees to pay to the Administrative Agent, for the account of each Lender that delivers an executed counterpart of this Amendment prior to 12:00 noon, New York City time, on September 8, 1999, an amendment fee (the "AMENDMENT FEE") in an amount equal to 0.05% of the sum of such Lender's outstanding Term Loans and Revolving Credit Commitment as of such date.

                  SECTION 13. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective as of the date first above written when (a) the Administrative Agent shall have received (i) counterparts of this Amendment that, when taken together, bear the signatures of the Borrowers and the Required Lenders and (ii) the Amendment Fees and (b) all fees and expenses required to be paid or reimbursed by the Borrowers pursuant hereto or to the Credit Agreement shall have been paid or reimbursed, as applicable, PROVIDED that the amendments contained in this Amendment, other than the amendments in Section 1(h), Section 1(j)(i), Section 1(l), Section 6 and Section 8, shall not become effective unless and until the closing of the Permitted CBHS Sale, and the closing of the other CBHS-Magellan Transactions that are to close on the same day as the Permitted CBHS Sale, have occurred under the CBHS-Magellan Transaction Agreements (without any amendment or waiver that is adverse to the Lenders in any material respect that has not been agreed to by the Required Lenders).


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                  SECTION 14. CREDIT AGREEMENT. Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended hereby. This Amendment shall be a Loan Document for all purposes.

                  SECTION 15. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 16. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

                  SECTION 17. EXPENSES. The Parent Borrower agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

                  SECTION 18. APPROVAL OF TERMS OF CBHS-MAGELLAN LETTER AGREEMENT. By its execution hereof, each Lender shall have given its approval to the terms and conditions of the CBHS-Magellan Letter Agreement.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

                                            MAGELLAN HEALTH SERVICES, INC.,

                                                 by

                                                     Name:
                                                     Title:


                                            THE CHASE MANHATTAN BANK,
                                            individually and as Administrative
                                            Agent, Collateral Agent and an
                                            Issuing Bank,

                                                 by

                                                     Name:
                                                     Title:


                                            FIRST UNION NATIONAL BANK,
                                            individually and as Syndication
                                            Agent and an Issuing Bank,

                                                 by

                                                     Name:
                                                     Title:


                                            CREDIT LYONNAIS NEW YORK
                                            BRANCH, individually and as
                                            Documentation Agent and an
                                            Issuing Bank,

                                                 by

                                                     Name:
                                                     Title: